Exhibit 10.13

FORM OF INDEMNIFICATION AGREEMENT FOR WESTWOOD TRUST

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of January 1, 2004 between Westwood Trust, a Texas trust company (the “Company”), and                      (the “Indemnitee”).

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is a director and /or officer of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;

WHEREAS, the Company’s Bylaws provide that the Company will indemnify its directors and officers to the maximum extent permitted by law, and the Indemnitee’s willingness to serve as a director and/or officer of the Company is based in part on the Indemnitee’s reliance on such provisions;

WHEREAS, the Texas Business Corporation Act (the “Texas Statute”) expressly recognizes that the indemnification provisions of the Texas Statute are not exclusive of any other rights to which a person seeking indemnification may be entitled, and this Agreement is being entered into pursuant to and in furtherance of the Bylaws, as permitted by the Texas Statute and as authorized by the Board of Directors of the Company (the “Board”); and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and the Indemnitee’s reliance on the aforesaid provisions of the Bylaws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Board or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies, if any.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Indemnification.

(a) In accordance with the provisions of Section 1(b), the Company shall hold harmless and indemnify the Indemnitee against any and all expenses, liabilities and losses (including, without limitation, investigation expenses and expert witnesses’ and attorneys’ fees and expenses, judgments, penalties, fines, ERISA excise taxes and amounts paid or to be paid in settlement) actually incurred by the Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of the Company on the Indemnitee’s behalf), in connection with any action, suit, arbitration or proceeding (or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding), whether civil, criminal, administrative or investigative, or any appeal therefrom, in which the Indemnitee is a party, is threatened to be made a party, is a witness or is participating (a “Proceeding”) based upon, arising from, relating to or by reason of the fact that Indemnitee is, was, shall be or shall have been a director and/or officer of the Company or is or was serving, shall serve, or shall have served at the request of the Board of the Company as a director, officer, partner, trustee, employee or agent (“Affiliate Indemnitee”) of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust or other incorporated or unincorporated enterprise (each, a “Company Affiliate”), provided that the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of this Agreement, the Indemnitee who serves as a director or officer of a subsidiary of the Company is deemed to be serving at the request of the Company. Notwithstanding the foregoing, no indemnification shall be made under this Section 1(a) in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which such action or suit was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

(b) In providing the foregoing indemnification, the Company shall, with respect to a Proceeding, hold harmless and indemnify the Indemnitee to the fullest extent required by the Texas Statute and to the fullest extent permitted by the Express Permitted Indemnification Provisions (as hereinafter defined) of the Texas Statute. For purposes of this Agreement, the “Express Permitted Indemnification Provisions” of the Texas Statute shall mean indemnification as permitted by Section 2.02-1 of the Texas Statute or by any amendment thereof or other statuary provisions expressly permitting such indemnification which is adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law required or permitted the Company to provide prior to such amendment).

(c) Without limiting the generality of the foregoing, the Indemnitee shall be entitled to the rights of indemnification provided in this Section 1 for any expenses actually and reasonably incurred in any Proceeding initiated by or in the right of the Company unless the

Indemnitee shall have been adjudged to be liable to the Company by a court of competent jurisdiction.

(d) If the Indemnitee is entitled under this Agreement to indemnification by the Company for some or a portion of the Indemnified Amounts (as hereinafter defined) but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which Indemnitee is entitled.

(e) The Company will be entitled to participate in the defense (including, without limitation, the negotiation and approval of any settlement) of any Claim in respect of which Indemnitee may seek indemnification from the Company hereunder, or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, provided that in the event that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. Notwithstanding the preceding sentence, in any event the Company shall be liable to Indemnitee under this Agreement for the reasonable costs of investigation and preparation for the defense of any Claim (including, without limitation, appearing as a witness and reasonable fees and expenses of counsel in connection therewith). The Company will not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Claim that the Indemnitee is or could have been a party to unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Claim.

2. Other Indemnification Arrangements. The Texas Statute permits the Company to purchase and maintain insurance or furnish similar protection or make other arrangements, including, without limitation, creating a trust fund, establishing a program of self-insurance, securing its obligation of indemnification by granting a security interest or other lien on any assets of the Company or establishing a letter of credit, guaranty or surety (collectively, the “Indemnity Arrangements”) on behalf of the Indemnitee against any liability asserted against him or incurred by or on behalf of him in such capacity as a director or officer of the Company or as an Affiliate Indemnitee, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability and expenses under the provisions of this Agreement or under the Texas Statute, as it may then be in effect. The purchase, establishment and maintenance of any such Indemnity Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnity Arrangement. All amounts payable by the Company pursuant to this Section 2 and Section 1 hereof are herein referred to as “Indemnified Amounts.”

3. Advance Payment of Indemnified Amounts.

(a) The Indemnitee hereby is granted the right to receive in advance of a final, non-appealable judgment or other final adjudication of a Proceeding (a “Final Determination”) the amount of any and all expenses, including, without limitation, investigation expenses, expert witness and attorneys’ fees and other expenses expended or incurred by the Indemnitee in connection with any Proceeding or otherwise expended or incurred by the Indemnitee (such amounts so expended or incurred being referred to as “Advanced Amounts”).

(b) In making any written request for Advanced Amounts, the Indemnitee shall submit to the Company a schedule setting forth in reasonable detail the dollar amount expended or incurred and expected to be expended. Each such listing shall be supported by the bill, agreement or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit. In addition, before the Indemnitee may receive Advanced Amounts from the Company, the Indemnitee shall provide to the Company (i) a written affirmation of the Indemnitee’s good faith belief that the applicable standard of conduct required for indemnification by the Company has been satisfied by the Indemnitee and (ii) a written undertaking by or on behalf of the Indemnitee to repay the Advanced Amount if it shall ultimately be determined that the Indemnitee has not satisfied any applicable standard of conduct. The written undertaking required from the Indemnitee shall be an unlimited general obligation of the Indemnitee but need not be secured. The Company shall pay to the Indemnitee all Advanced Amounts within ten (10) business days after receipt by the Company of all information and documentation required to be provided by the Indemnitee pursuant to this Section 3(b).

4. Procedure for Payment of Indemnified Amounts.

(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request for payment of the appropriate Indemnified Amounts, including with such request such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b) The Company shall pay the Indemnitee the appropriate Indemnified Amounts unless it is established that the Indemnitee has not met any applicable standard of conduct of the Express Permitted Indemnification Provisions. For purposes of determining whether the Indemnitee is entitled to Indemnified Amounts, in order to deny indemnification to the Indemnitee the Company has the burden of proof in establishing that the Indemnitee did not meet the applicable standard of conduct. In this regard, a termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the Indemnitee did not meet the requisite standard of conduct.

(c) Any determination that the Indemnitee has not met the applicable standard of conduct required to qualify for indemnification shall be made (i) either by the Board by a majority vote of a quorum consisting of directors who were not parties of such action, suit or proceeding or (ii) by independent legal counsel (who may be the outside counsel regularly employed by the Company), provided that the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Company who is not party to such action (sometimes hereinafter referred to as the “Senior Officer”) and by the Indemnitee. In the event that such parties are unable to agree on the manner in which any such determination is to be made, such determination shall be made by independent legal counsel retained by the Company especially for such purpose, provided that such counsel be approved in advance in writing by both the Senior Officer and Indemnitee and provided further, that such counsel shall not be outside counsel regularly employed by the Company. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by the Company, and if requested by such counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

(d) The Company will use its best efforts to conclude as soon as practicable any required determination pursuant to subsection (c) above and promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Payment of any applicable Indemnified Amounts will be made to the Indemnitee within ten (10) days after any determination of the Indemnitee’s entitlement to indemnification.

(e) Notwithstanding the foregoing, the Indemnitee may, at any time after sixty (60) days after a claim for Indemnified Amounts has been filed with the Company (or upon receipt of written notice that a claim for Indemnified Amounts has been rejected, if earlier) and before three (3) years after a claim for Indemnified Amounts has been filed, petition a court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification under the provisions of this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the Indemnitee is entitled to indemnification as provided under this Agreement, irrespective of any prior determination made by the Board or independent counsel.

5. Agreement Not Exclusive; Subrogation Rights, etc.

(a) This Agreement shall not be deemed exclusive of and shall not diminish any other rights the Indemnitee may have to be indemnified or insured or otherwise protected against any liability, loss or expense by the Company, any subsidiary of the Company or any other person or entity under any charter, bylaws, law, agreement, policy of insurance or similar protection, vote of stockholders or directors, disinterested or not, or otherwise, whether or not now in effect, both as to actions in the Indemnitee’s official capacity, and as to actions in another capacity while holding such office. The Company’s obligations to make payments of Indemnified Amounts hereunder shall be satisfied to the extent that payments with respect to the same Proceeding (or part thereof) have been made to or for the benefit of the Indemnitee by reason of the indemnification of the Indemnitee pursuant to any other arrangement made by the Company for the benefit of the Indemnitee.

(b) In the event the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Proceeding against the Indemnitee in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Company pursuant hereto, the Indemnitee shall promptly reimburse to the Company the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company or pursuant to arrangements made by the Company to Indemnitee exceeds such Indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the Indemnitee hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Company shall be subrogated to the rights of the Indemnitee receiving such payments (to the extent thereof) against any insurance carrier (to the extent permitted under such insurance policies) or plaintiff in respect of such Indemnified Amounts and the Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by the Indemnitee pursuant to the first sentence of this Section 5(b).

6. Insurance Coverage. In the event that the Company maintains directors’ and officers’ liability insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Company.

7. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company (or is serving at the request of the Company as an Affiliate Indemnitee) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director or officer of the Company or was serving in any other capacity referred to herein.

8. Successors; Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the Company’s successors and assigns and by the Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement form and substance reasonably satisfactory to the Company and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

9. Enforcement. The Company has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce the Indemnitee to act as a director or officer, as the case may be, of the Company, and acknowledge that the Indemnitee is relying upon this Agreement in continuing in such capacity. It is the intent of the Company that the Indemnitee not be required to incur legal fees and or other expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and the Indemnitee agree that a confidential relationship shall exist between the Indemnitee and such counsel. Without respect to whether the Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by the Indemnitee in connection with any of the foregoing. The Indemnitee shall be entitled to the advancement of Indemnified Amounts to the full extent contemplated by Section 3 hereof in connection with such action or proceeding.

10. Separability. Each of the provisions of this Agreement is a separate and distinct agreement independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, which other provisions shall remain in full force and effect.

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board and agreed to in writing signed by the Indemnitee and the President of the Company or another officer of the Company specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent times. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof. The Indemnitee may bring an action seeking resolution of disputes or controversies arising under or in any way related to this Agreement in the state or federal court jurisdiction in which the Indemnitee resides or in which his place of business is located, and in any related appellate counts, and the Company consents to the jurisdiction of such courts and to such venue.

12. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or sent via reputable overnight courier, as follows: (a) if to the Indemnitee, at the address set forth below the Indemnitee’s name on the signature page hereof, and (b) if to the Company, at its principal executive officer, Attention: President, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

14. Effectiveness. This Agreement shall be effective as of the date set forth in the introductory paragraph of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

WESTWOOD TRUST

By:

Brian O. Casey, President

INDEMNITEE

Print Name:

Address:

The registrant has entered into this indemnification agreement with the following individuals:

•	Brian O. Casey

•	Sylvia L. Fry

•	Randall L. Root

•	Raymond E. Wooldridge

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